UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 17, 2009
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street,		45334-0629
Jackson Center, Ohio (Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Thor Industries, Inc. (the “Company”) entered into a repurchase agreement dated as of December 17, 2009 (the “Repurchase Agreement), to purchase shares of its common stock from the Estate of Wade F. B. Thompson (the “Estate”) in a private transaction. Pursuant to the terms of the Repurchase Agreement, the Company purchased 3,980,000 shares of its common stock at a price of $29 per share from the Estate, representing an aggregate purchase price of $115,420,000. The Estate holds all of the shares of common stock of the Company previously owned by the late Wade F. B. Thompson, the Company’s former Chief Executive Officer. Alan Siegel, a member of the board of directors of the Company (the “Board”), is a co-executor of the Estate. The repurchase transaction was evaluated and approved by directors of the Board who are not affiliated with the Estate. The Company used available cash to purchase the shares. The amount of shares repurchased by the Company represents 7.2% of the Company’s issued and outstanding common stock.
     A copy of the Repurchase Agreement is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of the Company’s corrected press release, issued on December 18, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

10.1	Repurchase Agreement, dated as of December 17, 2009, between the Company and the Estate

99.1	Copy of the corrected press release, dated December 18, 2009, issued by the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.
Date: December 22, 2009	By:	/s/ Peter B. Orthwein
	Name:	Peter B. Orthwein
	Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Repurchase Agreement, dated as of December 17, 2009, between the Company and the Estate

99.1	Copy of corrected press release, dated December 18, 2009, issued by the Company